Exhibit 99.1
EMPLOYMENT AND CHANGE
OF CONTROL AGREEMENT
     THIS EMPLOYMENT AND CHANGE OF CONTROL AGREEMENT (this “Agreement”) is made and entered as of the 30th day of March, 2009 by and among NewBridge Bancorp, a North Carolina corporation (the “Bancorp”), and “NewBridge Bank” (the “Bank”) (the Bancorp and the Bank are collectively referred to as the “Employer”), and Ramsey K. Hamadi (“Executive”).
BACKGROUND
     WHEREAS, the expertise and experience of Executive, and Executive’s relationships and reputation in the financial institutions industry are extremely valuable to the Employer; and
     WHEREAS, it is in the best interests of the Employer to maintain an experienced and sound executive management team to manage the Employer and to further the Employer’s overall strategies to protect and enhance the value of its shareholders’ investments; and
     WHEREAS, the Employer and Executive desire to enter into this Agreement to establish the scope, terms and conditions of Executive’s employment by the Employer
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Effective Date. The effective time and date of this Agreement shall be deemed to be 12:00:01 o’clock, a.m., on the date of its making set forth above (the “Effective Date”).
     2. Definitions. The following defined terms are defined in the referenced Sections of this Agreement.

Term	Section
Accrued Obligations	Section 8(a)(i)(A)
Base Salary	Section 6(a)
Bancorp Board	Section 7(b)
Bank Board	Section 6
Bank Group	Section 12(a)
Benefit Plans	Section 6(c)
Business	Section 12(a)
Cause	Section 7(b)
Change of Control	Section 9(b)
Change of Control Termination	Section 9(a)

Term	Section
Change of Control Termination Date	Section 9(a)
Code	Section 4
Continuing Period	Section 9(c)(ii)
Commissioner	Section 14(d)
Date of Termination	Section 7(f)
Disability	Section 7(a)
Disability Effective Date	Section 7(a)
Effective Date	Section 1
Employment Period	Section 4
FDIC	Section 14(d)
Good Reason	Section 7(c)
Group	Section 9(b)
Incumbent Directors	Section 9(b)
ISOs	Section 8(b)
1934 Act	Section 9(b)
Notice of Termination	Section 7(e)
NSOs	Section 8(b)
Other Benefits	Section 8(b)
Person	Section 9(b)
Remaining Employment Period	Section 8(a)(i)(B)
Restricted Period	Section 12(a)
Section 409A	Section 4
Terminate	Section 4
Welfare Benefit Plans	Section 6(d)
     3. Employment. Executive is employed as Executive Vice-President, Chief Financial Officer. Executive’s responsibilities, duties, prerogatives and authority in such executive offices, and the clerical, administrative and other support staff and office facilities provided to Executive, shall be those customary for persons holding such executive offices of institutions that are a part of the financial institutions industry.
     4. Employment Period. Unless earlier Terminated in accordance with Sections 7 or 9 hereof, Executive’s employment shall be for a Thirty-Six (36) month term beginning as of the Effective Date (the “Employment Period”). For purposes of this Agreement, “Terminate” (and variations thereof) shall mean, when used in connection with a cessation of employment, that Executive has incurred a separation from service as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and guidance and regulations issued thereunder (“Section 409A”).
     5. Extent of Service. During the Employment Period, and excluding any periods of vacation, sick or other leave to which Executive is entitled under this Agreement, Executive agrees to devote reasonable attention and time to the business and affairs of the Employer commensurate with Executive’s offices, and, to the extent necessary to discharge the responsibilities assigned to Executive hereunder, to use Executive’s reasonable best efforts to perform faithfully and efficiently Executive’s responsibilities and duties under this Agreement.

     6. Compensation and Benefits.
          (a) Base Salary. During the Employment Period, the Employer will pay to Executive a base salary at the rate of at least $215,000 per year (“Base Salary”), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Bank’s payroll practices from time to time. In accordance with the policies and procedures of the Board of Directors of the Bank (the “Bank Board”), the Bank shall review Executive’s total compensation at least annually and in its sole discretion may adjust Executive’s total compensation from year to year, but during the Employment Period the Bank may not decrease Executive’s Base Salary below $215,000; provided further, however, that periodic increases in Base Salary, once granted, shall not be subject to revocation. The annual review of Executive’s total compensation will consider, among other things, changes in the cost of living, Executive’s own performance and the Bancorp’s consolidated performance.
          (b) Incentive Plans. During the Employment Period, Executive shall be entitled (i) to participate in all of executive management incentive plans of the Employer, and any successor or substitute plans; (ii) to participate in long-term incentive plans of the Employer, and any successor or substitute plans; and, (iii) to participate in all stock option, stock grant and similar plans of the Employer, and any successor or substitute plans, in each of the foregoing cases in at least as favorable a manner as any participant who is a member of the senior executive management of the Employer at the same level as Executive and in each case subject to those limitations, restrictions and prohibitions established by applicable law or regulations.
          (c) Savings and Retirement Plans. During the Employment Period, Executive shall be entitled to participate in all savings, pension and retirement plans (including supplemental retirement plans), practices, policies and programs applicable generally to senior executive employees of the Employer (the “Benefit Plans”), and on at least as favorable a basis as any other participant who is a member of the senior executive management of the Employer at the same level as Executive.
          (d) Welfare Benefit Plans. During the Employment Period, Executive and/or Executive’s family, as the case may be, shall be eligible for participation in and shall receive all benefits under all welfare benefit plans, practices, policies and programs provided by the Employer (including, without limitation, medical, hospitalization, prescription, dental, disability, employee life, group life, accidental death and dismemberment, and travel accident insurance plans and programs) (“Welfare Benefit Plans”) to the extent applicable generally to senior executive employees of the Employer.
          (e) Expenses. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in accordance with the policies, practices and procedures of the Employer to the extent applicable generally to other senior executive employees of the Employer. The expenses eligible for reimbursement under this item (e) in any year shall not affect any expenses eligible for reimbursement or in-kind benefits in any other year. Executive’s rights under this item (e) are not subject to liquidation or exchange for any other benefit.

          (f) Fringe and Similar Benefits. During the Employment Period, Executive shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies in effect for the senior executive employees of the Employer.
          (g) Vacation, Sick and Other Leave. During the Employment Period, Executive shall be entitled annually to a minimum of thirty three (33) business days of paid vacation and shall be entitled to those number of business days of paid disability, sick and other leave specified in the employment policies of the Employer.
     7. Termination of Employment (Other Than In Connection With A Change Of Control).
          (a) Death or Disability. Executive’s employment with the Employer shall Terminate automatically upon Executive’s death during the Employment Period. If the Employer determines in good faith that the Disability of Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to Executive written notice in accordance with Section 7(e) and 16(h) of this Agreement of its intention to Terminate Executive’s employment. In such event, Executive’s employment with the Employer shall Terminate effective on the 60th day after receipt of such written notice by Executive (the “Disability Effective Date”), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive’s duties. For purposes of this Agreement, “Disability” shall mean the absence of Executive from Executive’s duties with the Employer on a full-time basis for 90 consecutive business days as a result of incapacity due to mental or physical illness or injury which is determined to be total and permanent by a physician selected by the Employer, or the insurers of the Employer, and acceptable to Executive or Executive’s legal representative, which acceptance shall not be unreasonably withheld, subject to (i) the Employer’s obligations, and Executive’s rights, under (A) the Americans With Disabilities Act, 42 U.S. C. §§ 1210 et seq., and (B) the Family and Medical Leave Act, 29 U. S.C. §§ 2601 et seq. (and the regulations promulgated under the foregoing Acts), and (ii) the exclusion from such 90 business day calculation of any business days constituting vacation days under Section 6(g) and any business days which an employee is permitted to be absent under the disability, sick or other leave policies of the Employer.
          (b) Cause. The Employer may Terminate Executive’s employment with the Employer for Cause. For purposes of this Agreement, “Cause” shall mean:
(i)	the willful and continued failure of Executive to perform substantially Executive’s duties with the Employer, other than any such failure resulting from Disability, after a written demand for substantial performance is delivered to Executive by the Bank Board or its designee, or by the President and Chief Executive Officer or his designee (collectively referred to as “Management”), which specifically identifies the manner in which Management believes that Executive has not substantially performed Executive’s duties;

(ii)	the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Employer;

(iii)	continued insubordination with respect to directives of any of Management after receipt of a written warning from Management with respect thereto; or

(iv)	a willful act by Executive which constitutes a material breach of Executive’s fiduciary duty to the Employer which is intended by Executive to injure the reputation or business of the Employer.
For purposes of this provision, no act or failure to act on the part of Executive shall be considered “willful” unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive’s action or omission was in the best interests of the Employer. Any act, or failure to act, based upon authority given pursuant to resolutions duly adopted by the Board of Directors of Bancorp (the “Bancorp Board”) or the Bank Board or based upon the advice of counsel for the Employer shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Employer and to not constitute insubordination.
          (c) Good Reason. Executive may Terminate Executive’s employment with the Employer for Good Reason. For purposes of this Agreement, “Good Reason” shall mean: (i) a material diminution in Executive’s authority, duties, or responsibilities; (ii) a material change in the geographic location at which Executive must perform Executive’s services; and (iii) any other action or inaction that constitutes a material breach by the Employer of this Agreement. Provided, that Executive must provide notice to the Employer of the condition Executive contends is Good Reason within 30 days of the initial existence of the condition, and the Employer must have a period of at least 30 days thereafter to remedy the condition. If the condition is not remedied, Executive must provide a Notice of Termination as set forth in Section 7(e) within 30 days of the end of the Employer’s remedy period.
          (d) Without Cause. The Employer may Terminate Executive’s employment with the Employer for any reason not set forth in Sections 7(a) and (b). Such Termination shall be a termination without cause (“Termination Without Cause”).
          (e) Notice of Termination. Any Termination (other than for death) shall be communicated by a Notice of Termination given in accordance with Section 16(h) of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the Termination date (which date shall be not more than 30 days after the giving of such notice except as otherwise provided in Section 7(a)). The failure to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Disability, Cause, or

Good Reason shall not waive any right of Executive or the Employer hereunder or preclude Executive or the Employer from asserting such fact or circumstance in enforcing Executive’s or the Employer’s rights hereunder.
          (f) Date of Termination. “Date of Termination” means (i) if Executive’s employment is Terminated by the Employer for Cause or Without Cause, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if Executive’s employment is Terminated by Executive for Good Reason, the date of receipt of the Notice of Termination, and (iii) if Executive’s employment is Terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the Disability Effective Date, as the case may be.
          8. Obligations of the Employer Upon Termination (Other Than In Connection With A Change Of Control). The provisions of this Section 8 apply only to Terminations that are not in connection with a Change of Control.
          (a) Termination Without Cause or for Good Reason. If, during the Employment Period, the Employer shall Terminate Executive’s employment Without Cause or the Executive shall Terminate Executive’s employment for Good Reason, then in consideration of Executive’s services rendered prior to such Termination but subject to those limitations, restrictions and prohibitions established by applicable law or regulations:
(i)	the Employer shall pay to Executive a lump sum in cash on the 30th day after the Date of Termination equal to the aggregate of the following amounts:
A.	the sum of (1) Executive’s Base Salary through the Date of Termination to the extent not theretofore paid, and (2) any accrued vacation and sick leave pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the “Accrued Obligations”); and

B.	the amount equal to the product of (1) the number of days that would have remained in the Employment Period from and after the Date of Termination had the Termination not occurred (the “Remaining Employment Period”), and (2) Executive’s Base Salary divided by 365; and

C.	the product of (1) Executive’s aggregate cash bonus for the last completed fiscal year, whether paid to Executive under Section 6 above or otherwise paid to Executive, and (2) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is 365.

(ii)	for the Remaining Employment Period, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Employer shall continue to provide benefits to Executive and/or Executive’s family at least equal to those which would have been provided to them in accordance with the Welfare Benefit Plans if Executive’s employment had not been terminated; provided, however, that if Executive becomes employed with another employer and is eligible to receive substantially the same benefits under the other employer’s plans as Executive would receive under the Welfare Benefit Plans under this item (ii), the benefits provided under this Item (ii) shall be secondary to those provided under such other employer’s plans during such applicable period of eligibility. For purposes of determining eligibility and years-of-service credit (but not the time of commencement of benefits) of Executive for retiree benefits pursuant to such Welfare Benefit Plans, to the extent permitted by the terms of the Welfare Benefit Plans, Executive shall be considered to have remained employed throughout the Remaining Employment Period and to have retired on the last day of such period; and

(iii)	to the extent not theretofore paid or provided, the Employer shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided herein or which Executive is eligible to receive under any Welfare Benefit Plan.
          (b) Death. If Executive’s employment is terminated by reason of Executive’s death during the Employment Period, this Agreement shall terminate without further obligations to Executive’s legal representatives under this Agreement, except that: (i) Accrued Obligations shall timely be paid as provided below; (ii) Other Benefits shall be timely paid or provided as described below; (iii) all stock options that are “incentive stock options” (“ISOs”), as described in Section 422 of the Code, previously granted to Executive that vested at or prior to the Date of Termination shall remain exercisable for the longer of twelve (12) months and the exercise period in effect immediately prior to the Date of Termination; (iv) all nonqualified stock options (“NSOs”) shall remain exercisable for the period of exercise in effect immediately prior to the Date of Termination; (v) all options previously granted to Executive and scheduled to vest in the year of death shall immediately vest and be exercisable for the exercise period set forth in the applicable grants; and (vi) Executive’s rights to all benefits under all Benefit Plans that are “non-qualified” plans shall be 100% vested, regardless of Executive’s age or years of service, at the time of Executive’s death. Accrued Obligations shall be paid to Executive’s estate or beneficiary, as applicable, in a lump sum in cash on the 30th day after the Date of Termination. With respect to the provision of Other Benefits, the term “Other Benefits” as utilized in this Section 8(b) shall mean, and Executive’s estate and/or beneficiaries shall be entitled to receive, all benefits under the Employer’s Welfare Benefit Plans relating to death benefits. Without limiting the foregoing, for one (1) year after Executive’s death, the Bank shall pay any premium required for any “qualified beneficiary” to continue his or her health care coverage in accordance with Title 1, Part 6 of the Employee Retirement Security Act of 1974, as amended.
          (c) Disability. If Executive’s employment is terminated by reason of Executive’s Disability during the Employment Period, this Agreement shall terminate without further obligations to Executive, except that: (i) Accrued Obligations shall be timely paid as provided below; (ii) Other Benefits shall be timely paid or provided as described below; (iii) all options that are ISOs and that vested at or prior to the Date of Termination shall remain exercisable for the lesser of twelve (12) months and the period of exercise in effect immediately prior to the Date of Termination; (iv) all options previously granted and scheduled to vest in the year in which the Date of Termination occurs shall immediately vest and be exercisable (A) in the case of ISOs, for twelve (12) months from the Date of Termination, and (B) in the case of NSOs, for the exercise period set forth in the applicable grant; and (v) all other options that vested at or prior to the Date of Termination shall remain exercisable for the period of exercise in effect immediately prior to the Date of Termination. Accrued Obligations shall be paid to Executive in a lump sum in cash on the 30th day after the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 8(c) shall include, without limitation, and Executive shall be entitled after the Date of Termination to receive, (1) all disability benefits under all Welfare Benefit Plans relating to disability, and (2) for the remainder of the Remaining Employment Period all benefits available to Executive under all Welfare Benefit Plans.
          (d) Cause. If Executive’s employment shall be Terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to Executive, except that (i) the Accrued Obligations shall be paid in a lump sum in cash on the 30th day after the Date of Termination, and (ii) Other Benefits shall be paid or provided in a timely manner, in each case to the extent theretofore unpaid; provided, however, that Executive’s right to continue to participate in Welfare Benefit Plans shall terminate on the 30th day following the Date of Termination, subject to his rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, 29 U.S.C. §§ 1161 et seq.
     9. Termination In Connection With a Change of Control.
          (a) Change of Control Termination. In the event that, at the time of or within one (1) year after a Change of Control, and during the Employment Period, the Employer Terminates Executive’s employment Without Cause, or Executive Terminates Executive’s employment for Good Reason (each a “Change of Control Termination”), Executive shall be entitled to receive the payments and benefits specified in this Section 9, subject, however, to those limitations, restrictions and prohibitions established by applicable law or regulations. The date on which the Employer or Executive receives notice in accordance with Section 16(h) of a Change of Control Termination shall be deemed the “Change of Control Termination Date.”
          (b) Definition of Change of Control. A “Change of Control” shall be deemed to have occurred upon (i) any “Person” or “Group” (as defined in or pursuant to Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), but not including Bancorp, any subsidiary of Bancorp, or any “employee benefit plan” (as defined in or pursuant to the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1002(3), and as used herein “Person” or “Group”) the Employer becoming the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act) or otherwise acquiring control, directly or indirectly, of securities of Bancorp or the Bank representing twenty-five percent (25%) or more of the voting power of the outstanding securities of Bancorp or the Bank; (ii) the acquisition by any Person or Group in any manner of the ability to elect, or to control the election, of a majority of the directors of Bancorp; (iii) the merger of Bancorp into another entity, the merger of any entity into Bancorp or the acquisition of assets by Bancorp, in any such case with the result that the beneficial owners of Bancorp’s outstanding securities immediately prior to such transaction do not beneficially own more than sixty percent (60%) of Bancorp’s outstanding securities after the consummation of such transaction; (iv) the sale or other transfer of more than fifty percent (50%) of the assets of Bancorp or the Bank to any entity not controlled by Bancorp; (v) the consummation of any transaction by Bancorp that results (A) in the majority of the Bancorp Board after the consummation of such transaction not being composed of Incumbent Directors or (B) the beneficial owners of Bancorp’s outstanding securities immediately prior to the consummation of such a transaction not beneficially owning more than sixty percent (60%) of the Bank’s outstanding securities after such transaction; or (vi) the occurrence of any other event or circumstance which is not described in the foregoing provisions of this Section 9(b) but which the Bancorp Board determines affects control of Bancorp and constitutes a Change of Control for purposes of this Agreement. The term “Incumbent Director” shall mean any director who as of the Effective Date was a member of the Bancorp Board, or any individual becoming a member of the Bancorp Board subsequent to the Effective Date whose election by the shareholders of Bancorp was recommended by at least two-thirds (2/3) of the then Incumbent Directors on the Bancorp Board. Notwithstanding the foregoing, a Change of Control shall not include any transaction to which Executive consents in a writing specifically noting this provision of this Agreement.
          (c) Change of Control Payments and Benefits. Upon a Change Of Control Termination:
(i)	The Employer shall pay to Executive in a lump sum in cash on the 30th day after the date of the Change In Control Termination Date the aggregate of the following amounts:
(A)	the sum of the Accrued Obligations;

(B)	the greater of the amount that would have been paid to Executive pursuant to Section 8(a)(i)(B) had the Termination not been a Change in Control Termination or an amount equal to 2.99 times the total of Executive’s Base Salary;

(C)	the product of (x) Executive’s aggregate cash bonus for the last completed fiscal year, whether paid under Section 6 above and/or otherwise paid to Executive, and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365.
(D)	provided, however, that if during the Restricted Period, the Executive violates Section 12, no payments shall be due under paragraphs (B) and (C) and any such payment previously made shall be repaid by Executive.
(ii)	For the number of days remaining in the Employment Period from and after the Change of Control Termination Date (the “Continuing Period”), or such longer period as may be provided by the terms of the applicable Welfare Benefit Plan, the Employer shall continue benefits to Executive and/or Executive’s family at least equal to those which would have been provided to them in accordance with the Welfare Benefit Plans if Executive’s employment had not been terminated; provided, however, that if Executive becomes employed with another employer and is eligible to receive substantially the same benefits under the other employer’s plans as Executive would receive under the Welfare Benefit Plans under this item (ii), the benefits provided under this item (ii) shall be secondary to those provided under such other plans during such applicable period of eligibility. For purposes of determining eligibility and years-of-service credit (but not the time of commencement of benefits) of Executive for retiree benefits pursuant to such Welfare Benefit Plans, Executive shall be considered to have remained employed through the Continuing Period and to have retired on the last day of such period.

(iii)	All options previously granted to Executive that are unvested as of the Change of Control Termination Date shall be deemed vested, fully exercisable and non-forfeitable as of the Change of Control Termination Date (provided, however, that options granted less than six (6) months before the Change of Control Termination Date shall not be exercisable until the first day subsequent to the six (6) months following their dates of grant) and all previously granted options that are vested, but unexercised, on the Change of Control Termination Date shall remain exercisable, in each case for the period during which they would have been exercisable absent the termination of Executive’s employment except as otherwise specifically provided by the Code.

(iv)	Executive’s benefits under all Benefit Plans that are non-qualified plans shall be 100% vested, regardless of Executive’s age or years of service, as of the Change of Control Termination Date.

(v)	Notwithstanding the foregoing provisions of this Section 9, Executive may waive and release any amount, distribution,

acceleration of vesting or other right described in this Section 9, in whole or part, such that the aggregate of all payments, distributions and benefits received by Executive shall not constitute an “excess parachute payment” within the meaning of Section 280G of the Code subject to the excise tax imposed by Section 4999 of the Code.
     10. Non-Exclusivity of Rights. Subject to those limitations, regulations and prohibitions established by applicable laws or regulations, nothing in this Agreement shall prevent or limit Executive’s continuing or future participation in any plan, program, policy, or practice provided by the Employer and for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Employer. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Employer at or subsequent to a Date of Termination or Change of Control Termination Date shall be payable in accordance with such plan, policy, practice or program or such contract or agreement except as explicitly modified by this Agreement.
     11. Full Settlement. The Employer’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Bank may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement; provided, however, that Executive’s right to receive any payment under Section 8(a)(i) and to receive benefits under Welfare Benefit Plans to the extent that Executive obtains other employment shall be limited as provided in Sections 8(a)(ii). The Employer agrees to recognize as an indebtedness to Executive and shall pay as incurred all legal fees and expenses which Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Employer, Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the “applicable federal rate” provided for in Section 7872(f)(2)(A) of the Code.
     12. Covenants.
          (a) Covenant Not to Compete. During the Restricted Period, Executive shall not, within the geographic areas composed of the circles surrounding the Bank’s then existing banking offices, with each circle having the applicable banking office as its center point and a radius of twenty-five (25) miles (the “Territory”), directly or indirectly, in any capacity, render services, or engage or have a financial interest in, any business that shall be competitive with any of those business activities in which Bancorp or any of the Bancorp’s subsidiaries or affiliates (the “Bank Group”) is engaged as of the date of this Agreement, which business activities include, but are not limited to, the provision of banking services (collectively, the “Business”); provided, however, that Executive’s ownership of less than five percent (5%) of the outstanding securities of any entity engaged in the Business that has a class of securities listed on a securities exchange or qualified for quotation on any over-the-counter market shall not be a violation of the foregoing. For purposes of this Agreement, “Restricted Period” shall mean the Employment Period, the Remaining Employment Period (as defined in Section 8(a)(i)(B) above), and, in the event of a Termination for Cause, the remainder of the Employment Period that would have existed had the Executive not been Terminated for Cause.
          (b) Covenant Not to Solicit Customers. During the Restricted Period, within the Territory Executive shall not, directly or indirectly, individually or on behalf of any other person or entity (other than a member of the Bank Group), offer to provide banking services to any person, partnership, corporation, limited liability company, or other entity who is or was (i) a customer of any member of the Bank Group during any part of the twelve (12) month period immediately prior to the Date of Termination, or (ii) a potential customer to whom any member of the Bank Group offered to provide banking services during any part of the twelve (12) month period immediately prior to the Date of Termination.
          (c) Covenant Not to Solicit Employees. During the Restricted Period, within the Territory Executive shall not, directly or indirectly, individually or on behalf of any other person or entity, solicit, recruit or entice, directly or indirectly, any employee of any member of the Bank Group to leave the employment of such member to work with Executive or with any person, partnership, corporation, limited liability company or other entity with whom Executive is or becomes affiliated or associated.
          (d) Reasonableness of Scope and Duration. The parties hereto agree that the covenants and agreements contained in this Section 12 are reasonable in their time, territory and scope, and they intend that they be enforced, and no party shall raise any issue of the reasonableness of the time, territory or scope of any such covenants in any proceeding to enforce any such covenants.
          (e) Enforceability. Executive agrees that monetary damages would not be a sufficient remedy for any breach or threatened breach of the provisions of this Section 12, and that in addition to all other rights and remedies available to the Bank, they shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach. Any determination of whether Executive has violated such covenants shall be made by arbitration in Greensboro, North Carolina under the Rules of Commercial Arbitration (the “Rules”) of the American Arbitration Association, which Rules are deemed to be incorporated by reference herein.
          (f) Separate Covenants and Severability. The covenants and agreements contained in this Section 12 shall be construed as separate and independent covenants. Should any part or provision of any such covenant or agreement be held invalid, void or unenforceable in any court of competent jurisdiction, no other part or provision of this Agreement shall be rendered invalid, void or unenforceable by a court of competent jurisdiction, no other part or provision of this Agreement shall be rendered invalid, void or unenforceable as a result. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction unless modified, it is the intent of the parties that the otherwise invalid or unreasonable term shall be reformed, or a new enforceable term provided, so as to most closely effectuate the provisions as is validly possible.
(g)	Inapplicability. The provisions of this Section 12 shall not be operative upon, or be in any way enforceable against Executive at or after:
(i)	a Termination by Executive for Good Reason;

(ii)	a Termination of Executive’s employment by the Employer Without Cause if the Executive waives Executive’s right to continued benefits under Section 8(a) [other than the payment under Section 8(a)(i)(A)] and, in case payments have already been made under Section 8(a)(i)(B) or (C), reimburses the Employer for a portion thereof equal to: the amount of such payments multiplied by a fraction, the numerator of which is the number of days remaining in the Remaining Employment Period and the denominator of which is the total number of days in the Remaining Employment Period as of the Date of Termination.
     13. Assignment and Successors.
          (a) Executive. This Agreement is personal to Executive and without the prior written consent of the Employer shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal representatives.
          (b) The Employer. This Agreement shall inure to the benefit of and be binding upon the Employer and its successors and assigns. The Bancorp and the Bank will each require any successor to it (whether direct or indirect, by stock or asset purchase, merger, consolidation or otherwise) to all or substantially all of its business or more than fifty percent (50%) of its assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent it would be required to perform it if no such succession had taken place.
     14. Regulatory Intervention. Notwithstanding anything in this Agreement to the contrary, the obligations of the Employer under this Agreement are subject to the following terms and conditions:
          (a) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank’s affairs by a notice served under Section 8(e)(3) or (1) of the Federal Deposit Insurance Act (12 U.S.C. § 1818 (e)(3) and (g)(1)), the Bank’s obligations hereunder, as applicable, shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, all of the Employer’s obligations which were suspended shall be reinstated.
          (b) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank’s affairs by an order issued under Section 8(e)(4) or (g)(1) of the

Federal Deposit Insurance Act (12 U.S.C. § 1 818 (e)(4) and (g)(1)), all obligations of the Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.
          (c) If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act (12 U.S. C. § 1813 (X)(1)), all obligations of the Employer under this Agreement shall terminate as of the date of default, but any vested rights of Executive shall not be affected.
          (d) All obligations of the Employer under this Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, if so ordered by the North Carolina Commissioner of Banks (the “Commissioner”) at the time the Federal Deposit Insurance Corporation (“FDIC”) enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13 (c) of the Federal Deposit Insurance Act (12 U.S.C.§ 1823 (c)), or if so ordered b the Commissioner at the time the FDIC approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Commissioner to be in an unsafe or unsound condition. Any rights of Executive that shall have vested under this Agreement shall not be affected by such action. Provided that any termination of this Agreement, in whole or in part, shall be in compliance with Section 409A to the extent Section 409A applies to any portion of this Agreement.
          (e) With regard to the provisions of this Section 14(a) through (d):
(i)	The Bank agrees to use its best efforts to oppose any such notice of charges as to which there are reasonable defenses;

(ii)	In the event the notice of charges is dismissed or otherwise resolved in manner that will permit the Employer to resume its obligations to pay compensation hereunder, the Employer will promptly make such payment hereunder; and

(iii)	During any period of suspension under Section 14(a), the vested rights of Executive shall not be affected except to the extent precluded by such notice.
          (f) The Employer’s obligations to provide compensation or other benefits to Executive under this Agreement shall be terminated or limited to the extent required by the provisions of any final regulation or order of the FDIC promulgated under Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. § 1828(k)) limiting or prohibiting any “golden parachute payment” as defined therein, but only to the extent that the compensation or payments to be provided by the Employer under this Agreement are so prohibited or limited.
     15. Certain Payments Delayed for a Specified Employee. If the Executive is a “specified employee” as defined in Section 409A, then any payment(s) under this Agreement on account of a “separation from service” as defined in Section 409A shall be made and/or shall begin on the first day of the seventh month following the date of the Executive’s Termination to the extent such payments are not exempt from Section 409A, and the six month delay in payment is required by Section 409A.
     16. Miscellaneous.
          (a) No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and, except as provided in Sections 8(a)(ii), no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.
          (b) Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.
          (c) Severability. If any provision or covenant, of any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.
          (d) Other Agents. Nothing in this Agreement is to be interpreted as limiting the Employer from employing other personnel on such terms and conditions as may be satisfactory to it.
          (e) Entire Agreement. Except as provided herein, this Agreement contains the entire agreement between the Employer and Executive, with respect to the subject matter hereof and supersedes and invalidates any previous employment and severance agreements or contracts with Executive. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein, shall be of any force or effect.
          (f) Compliance with Section 409A. It is intended that this Agreement shall conform with all applicable Section 409A requirements to the extent Section 409A applies to any provisions of the Agreement. Accordingly, in interpreting, construing or applying any provisions of the Agreement, the same shall be construed in such manner as shall meet and comply with Section 409A, and in the event of any inconsistency with Section 409A, the same shall be reformed so as to meet the requirements of Section 409A. Executive acknowledges that the Employer has not made any representation or warranty regarding the treatment of this Agreement or the benefits payable under this Agreement under federal, state or local income tax laws, including but not limited to Section 409A.
          (g) Governing Law. Except to the extent preempted by federal law, the laws of the State of North Carolina shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

          (h) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven (7) days after mailing if mailed, first class, certified mail, postage prepaid:
To the Employer:
NewBridge Bancorp
1501 Highwoods Boulevard, Suite 400,
Greensboro, North Carolina 27410
Attention: President and Chief Executive Officer
To Executive:
Ramsey K. Hamadi

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.
          (i) Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by all parties hereto, which makes specific reference to this Agreement. Provided, further, that no amendment or modification to this Agreement shall be adopted unless it complies with Section 409A to the extent Section 409A applies to this Agreement and/or to the amendment or modification.
     17. Capital Purchase Program Limitations. Notwithstanding any other provision of this Agreement, for so long as the United States Department of the Treasury (“UST”) holds shares of Preferred Stock of Bancorp purchased by the UST under the Capital Purchase Program implemented under the Emergency Economic Stabilization Act of 2008, the provisions of Appendix A hereto shall be in force and effect.
Remainder of Page Intentionally Left Blank

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Employment and Change of Control Agreement as of the date first above written.

NEWBRIDGE BANCORP

By:

Chief Executive Officer

NEWBRIDGE BANK

By:

Chief Executive Officer

EXECUTIVE:

Ramsey K. Hamadi

APPENDIX A
     WHEREAS, Bancorp entered into a letter agreement with the UST pursuant to which it issued shares of preferred stock and a warrant to purchase shares of common stock (together the “Purchased Securities”) and the UST purchased from Bancorp the Purchased Securities (the “Program”); and
     WHEREAS, a condition to participation in the Program under the Emergency Economic Stabilization Act of 2008, enacted October 3, 2008 (“EESA”), is that employment agreements and other agreements with the chief executive officer, the chief financial officer and certain other executive officers of Bancorp (each, a “Covered Employee”) must comply with the provisions of the EESA, Treasury Notice 2008-PSSFI, Treasury Notice 2008-TARP, IRS Notice 2008-94, 31 C.F.R. Part 30 and any additional applicable rules or regulations adopted under the EESA (the “Authorities”);
     NOW, THEREFORE, Bancorp, the Bank and Executive agree to the following as an Appendix to the Employment and Change of Control Agreement, dated March 30, 2009, among Bancorp, the Bank and Executive (the “Agreement”):
     1. Special Provisions During Treasury Holding Period. The following provisions shall be in force and effective throughout the period that the UST holds an equity or debt position in Bancorp pursuant to the Program (the “Treasury Holding Period”):
          a. Controlled Group of Companies. The term “Bancorp” as used in this Appendix A shall be deemed to include all members of a “controlled group of corporations” (as such term is defined in the Authorities) of which Bancorp is a member.
          b. Return of Incentive and Bonus Compensation. In the event that Executive receives one or more payments of incentive compensation and/or bonus compensation during the Treasury Holding Period, whether pursuant to a plan, agreement, understanding, policy, action of the Board of Directors of Bancorp or other similar arrangement, and it shall thereafter be determined by Bancorp’s Board of Directors, the UST or Bancorp’s or the Bank’s primary federal regulator that the payments of such incentive compensation and/or bonus compensation were calculated, in whole or part, based upon materially inaccurate financial statements of Bancorp and/or materially inaccurate performance metric criteria, then Executive shall promptly, but in no event less than thirty (30) days after such determination is made, pay to Bancorp (or, at Bancorp’s direction, to the Bank) a sum equal (A) the amount of each such payment less (B) the amount which such payment would have been if calculated using accurate financial statements of Bancorp and accurate performance metric criteria.
     Within ten (10) days of being advised of any such determination, Executive may exercise an appeal and seek redress from such determination, after having made the repayment set forth in the preceding paragraph, as follows:

     i. If such determination was made by Bancorp’s Board of Directors, Executive may require such Board of Directors to promptly engage an independent audit firm (which may be Bancorp’s independent audit firm if permissible under laws, regulations and rules applicable to such firm) to review and evaluate the bases of such determination. Such review shall be concluded promptly but in no event more than thirty (30) days after the engagement of such firm. The report of the firm engaged shall be final and may not be challenged by Executive whether by the filing of a civil lawsuit or otherwise (and Executive expressly waives and releases any and all rights to do so). In the event that the firm engaged determines either that (x) neither the applicable financial statements nor the performance metric criteria were materially inaccurate or (y) that aggregate inaccuracies in the financial statements and/or the performance metric criteria were less than 10% of the amounts identified as inaccurate in the applicable determination, then Bancorp shall pay the fees and expenses of such firm incurred in connection with such review and report. In all other instances, Executive shall be responsible for such fees and expenses.
     ii. If such determination was made by the UST or Bancorp’s or the Bank’s primary federal banking regulator, Executive shall have such opportunities for redress as are permitted by the UST or such federal regulator, as applicable, or otherwise by applicable law.
          c. Incentive Compensation Arrangements. Executive agrees that notwithstanding any provision of the Agreement or any incentive compensation plan, agreement, understanding, policy, action of Bancorp’s Board of Directors or other similar arrangement, during the Treasury Holding Period, Executive will only be entitled to participate (to the extent Executive is entitled to participate in incentive compensation arrangements of Bancorp pursuant to an action of the Board of Directors, the Employment Agreement, a policy of Bancorp or other similar development) in incentive compensation arrangements that the compensation committee of Bancorp’s Board of Directors (or a committee acting in a similar capacity) has reviewed as provided in Treasury Notice 2008-PSSFI and has determined do not encourage Bancorp’s senior executive officers to take unnecessary and excessive risks that threaten the value of Bancorp or the Bank, and that have been certified by such compensation committee (or committee acting in a similar capacity) as required under Treasury Notice 2008-PSSFI as not encouraging Bancorp’s senior executive officers to take unnecessary and excessive risks that threaten the value of the Company or the Bank.
          d. Prohibited Golden Parachute Payments. In the event that Executive is severed from employment with Bancorp during the Treasury Holding Period (i) by reason of an involuntary termination of Executive by Bancorp or the Bank, or (ii) in connection with any bankruptcy filing, insolvency or receivership of Bancorp or the Bank, each of the terms in items (i) and (ii) as defined in the Authorities, notwithstanding any other provision of the Agreement; any stock award plan, award, grant, agreement, understanding or other arrangement; any supplemental employee retirement plan, pension plan or profit sharing plan (other than a tax qualified plan); or any other plan, agreement, understanding or other arrangement between Bancorp and Executive providing compensation to or economic benefit for Executive upon the termination of Executive’s employment by Bancorp, Executive shall not receive an aggregate of payments on account of such a severance from employment having a present value which equals or exceeds the “parachute payment” amount set forth in Section 280G(e) of the Internal Revenue Code (“IRC”), as added by the EESA. The calculation of the amount of the present value of aggregate payments of compensation to, or for the benefit of, Executive shall be calculated as provided in IRC Section 280G(e) and IRS Notice 2008-94. Executive shall be permitted to elect which payments and/or benefits shall be reduced and in what amounts to effect any reduction necessary to comply with the foregoing prohibition; provided, however, that if Executive does not make such election within fifteen (15) days following the severance of Executive’s employment, the Board of Directors of Bancorp (or any successor entity) or its designee shall make such election. Executive waives any and all rights to contest, seek redress for, or file a civil action to enjoin or obtain damages in connection with any such election by such Board or its designee.